Exhibit 99.1

Amber Road Announces Third Quarter 2015 Financial Results

EAST RUTHERFORD, N.J.--(BUSINESS WIRE)--November 5, 2015--Amber Road, Inc. (NYSE: AMBR), a leading provider of global trade management (GTM) solutions, today announced its financial results for the third quarter ended September 30, 2015.

Jim Preuninger, Chief Executive Officer of Amber Road, stated, “I am pleased with our third quarter bookings, which showed a nice uptick from the first half. We expect this bookings momentum to accelerate as we capitalize on the strength of our late-stage pipeline and seasonal year end enterprise spending trends.”

Third Quarter 2015 Financial Highlights

Revenue

  GAAP total revenue was $17.3 million, an increase of 6% from the comparable period in 2014.
  Non-GAAP total revenue(1) was $17.8 million, which includes an adjustment of $0.5 million related to the purchase accounting deferred revenue adjustment associated with our acquisition of ecVision.
  GAAP Subscription revenue was $12.1 million, an increase of 6% from the comparable period in 2014.
  GAAP Professional Services revenue was $5.2 million, an increase of 5% from the comparable period in 2014.

Operating Loss

  GAAP operating loss was $(6.0) million, compared to $(2.0) million in the comparable period in 2014.
  Non-GAAP adjusted operating (loss) income(2) was $(4.0) million, compared to $0.1 million in the comparable period in 2014.

Net Loss attributable to common stockholders

  GAAP net loss attributable to common stockholders was $(6.3) million, compared to $(2.2) million for the comparable period in 2014.
  GAAP basic and diluted net loss per common share was $(0.24), compared to $(0.09) for the comparable period in 2014, based on 26.2 million and 25.3 million basic and diluted weighted average common shares outstanding, respectively.
  Non-GAAP adjusted net loss(2) was $(4.3) million, compared to $(0.1) million in the comparable period in 2014.
  Non-GAAP adjusted net loss per common share was $(0.16), compared to $0.00 for the comparable period in 2014, based on 26.2 million and 25.3 million basic and diluted weighted average common shares outstanding, respectively.

Adjusted EBITDA

  Adjusted EBITDA was $(2.2) million for the three months ended September 30, 2015 and $1.4 million in the comparable period in 2014.

Balance Sheet and Cash Flow

  Cash and cash equivalents at September 30, 2015 totaled $21.6 million, compared with $41.2 million at December 31, 2014.
  Cash used in operating activities was $(10.8) million for the first nine months of 2015, compared to $(9.1) million for the first nine months of 2014.

A reconciliation of GAAP operating and net loss to Non-GAAP adjusted operating loss and net loss, of GAAP net loss to Adjusted EBITDA and of GAAP total revenue to Non-GAAP total revenue has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2015 and Recent Business Highlights

  Announced that its proprietary process for collecting, translating, interpreting and updating country-specific trade regulations has achieved ISO 9001:2008 recertification. The ISO 9001:2008 is an internationally recognized set of standards for quality management systems developed and published by the International Organization for Standardization (ISO). The recertification process assessed the efficiency and quality of Amber Road’s Global Knowledge® update process in its entirety. Amber Road demonstrated its quality management system for its Global Knowledge® update process consistently provides global trade content meeting customer and applicable statutory and regulatory requirements; enhances customer satisfaction; and includes continuous process improvement strategies.
  Amway, one of the world’s largest direct selling businesses, will be using Amber Road’s Supply Chain Visibility tool to increase its visibility into its air and ocean shipments and improve its supply chain data reliability.
  JACOBS DOUWE EGBERTS, one of the world’s largest pure-play coffee and tea companies, signed a worldwide contract for an automated restricted party screening (RPS) solution. Amber Road was chosen because of the company’s global footprint, a recommendation from a world-leading food conglomerate, and the ability to configure escalation scenarios to ensure that all alerts are dealt with correctly.
  AeroTurbine, Inc., global aviation company specializing in supply chain management solutions, the sale and lease of aftermarket commercial engines, aircraft and parts, technical advisory services and aircraft maintenance to its customers located around the world, selected the Amber Road restricted party screening (RPS) solution in order to upgrade its compliance processes. With an understanding of the need to ensure compliance with the broad array of dynamic restricted part lists, AeroTurbine has had a screening solution in place for some time. However, the company decided it needed to improve its partner screening efficiency and effectiveness, and ultimately selected the Amber Road restricted party screening solution.
  Received SupplyChainBrain’s Great Supply Chain Partners Award for 2015. This is the eleventh year Amber Road has been recognized by the publication for its outstanding customer satisfaction and overall impact on the industry.

Business Outlook

Based on information available as of November 5, 2015, Amber Road is issuing guidance for the fourth quarter and full year 2015 as indicated below:

Fourth Quarter 2015:

  Total non-GAAP revenue(1) is expected to be in the range of $17.2 million to $17.8 million.
  Non-GAAP adjusted operating loss(2) is expected to be in the range of ($4.9) million to ($5.5) million.
  Non-GAAP adjusted net loss per common share(2) is expected to be in the range of ($0.21) to ($0.23). This assumes 26.4 million basic shares outstanding.

Full Year 2015:

  Total non-GAAP revenue(1) is expected to be in the range of $68.3 million to $68.9 million.
  Non-GAAP adjusted operating loss(2) is expected to be in the range of ($17.7) million to ($18.3) million.
  Non-GAAP adjusted net loss per common share(2) is expected to be in the range of ($0.73) to ($0.75). This assumes 26.4 million basic shares outstanding.

Endnotes:

(1) For 2015, non-GAAP total revenue includes the purchase accounting deferred revenue adjustment.

(2) For 2015, non-GAAP adjusted operating and net loss excludes stock-based compensation, puttable stock compensation, change in fair value of contingent consideration, acquisition compensation costs, purchase accounting adjustment to deferred revenue and acquisition related costs. For 2014, non-GAAP adjusted operating (loss) income excludes stock-based compensation, puttable stock compensation, change in fair value of contingent consideration liability and severance costs.

Conference Call Information

Amber Road will host a conference call on Thursday, November 5, 2015 at 5:00 p.m. Eastern Time (ET) to discuss the Company’s third quarter and full year financial results and its business outlook. To access this call, dial 888-401-4668 (domestic) or 719-325-2429 (international). The conference ID is 615757. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

Following the conference call, a replay will be available at 877-870-5176 (domestic) or 858-384-5517 (international) from November 5, 2015, 8:00pm EST to November 12, 2015, 11:59pm EST. The replay pass code is 615757. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

About Amber Road

Amber Road’s (NYSE: AMBR) mission is to improve the way companies manage their international supply chains and conduct global trade. As a leading provider of cloud based global trade management (GTM) solutions, we automate the global supply chain across sourcing, logistics, cross-border trade, and regulatory compliance activities to dramatically improve operating efficiencies and financial performance. This includes collaborating with suppliers on development, sourcing and quality assurance; executing import and export compliance checks and generating international shipping documentation; booking international carriers and tracking goods as they move around the world; and minimizing the associated duties through preferential trade agreements and foreign trade zones. Our solution combines enterprise-class software, trade content sourced from government agencies and transportation providers in 145 countries, and a global supply chain network connecting our customers with their trading partners, including suppliers, testing/auditing firms, freight forwarders, customs brokers and transportation carriers. We deliver our GTM solution using a Software-as-a-Service (SaaS) model and leverage a highly flexible technology framework to quickly and efficiently meet our customers’ unique requirements around the world. For more information, please visit www.AmberRoad.com, email Solutions@AmberRoad.com or call 201-935-8588.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Amber Road has provided within this press release non-GAAP adjusted operating and net loss, adjusted EBITDA and non-GAAP total revenue, financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. Provided below is a reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, net loss to adjusted EBITDA and GAAP total revenue to Non-GAAP total revenue. EBITDA consists of net loss plus depreciation and amortization, interest expense (income) and income tax expense. Adjusted EBITDA consists of EBITDA plus stock-based compensation, restricted stock expense, compensation expense related to loan forgiveness, puttable stock compensation, changes in the fair value of contingent consideration liability, warrant expense, severance costs, purchase accounting adjustment to deferred revenue and acquisition related costs. Non-GAAP total revenue is defined as GAAP total revenue before purchase accounting adjustments as a result of an acquisition. Amber Road has included these non-GAAP measures in this press release because it assists in comparing performance on a consistent basis across reporting periods, as it removes from operating results the impact of the company’s capital structure. Amber Road believes these non-GAAP measures are useful to an investor in evaluating its operating performance because they are often used by the financial community to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of performance exclusive of its capital structure and the method by which assets were acquired.

Amber Road’s use of these non-GAAP measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and these non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  these non-GAAP measures do not reflect changes in, or cash requirements for, working capital needs;
  these non-GAAP measures do not reflect the potentially dilutive impact of equity-based compensation;
  these non-GAAP measures do not reflect interest or tax payments that may represent a reduction in cash available; and
  other companies, including companies in Amber Road’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider these non-GAAP measures together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and other GAAP results. A reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, and adjusted EBITDA, and GAAP total revenue to Non-GAAP total revenue, has been provided in the financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements. These statements identify substantial risks and uncertainties and relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and similar expressions, whether in the negative or affirmative. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our periodic and current SEC reports. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

AMBER ROAD, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$21,617,934	$41,242,200
Accounts receivable, net	13,725,409	15,645,386
Unbilled receivables	588,713	254,243
Deferred commissions	3,545,882	3,322,553
Prepaid expenses and other current assets	2,552,450	1,445,964
Total current assets	42,030,388	61,910,346
Property and equipment, net	12,708,832	12,918,540
Goodwill	43,914,974	24,476,157
Other intangibles, net	8,057,746	1,011,526
Deferred commissions	6,099,005	6,906,165
Deposits and other assets	988,919	1,007,923
Total assets	$113,799,864	$108,230,657
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$831,785	$1,733,209
Accrued expenses	6,748,187	8,043,759
Current portion of capital lease obligations	1,442,796	1,321,610
Deferred revenue	26,697,962	26,168,358
Current portion of term loan, net of discount	491,667	—
Total current liabilities	36,212,397	37,266,936
Capital lease obligations, less current portion	1,839,576	2,141,584
Deferred revenue, less current portion	2,449,543	1,753,886
Term loan, net of discount, less current portion	19,238,194	—
Other noncurrent liabilities	3,756,734	2,109,544
Total liabilities	63,496,444	43,271,950
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; issued and outstanding 26,255,353 and 25,765,792 shares at September 30, 2015 and December 31, 2014, respectively	26,255	25,766
Additional paid-in-capital	180,659,649	173,665,585
Accumulated other comprehensive loss	(825,713)	(607,492)
Accumulated deficit	(129,556,771)	(108,125,152)
Total stockholders’ equity	50,303,420	64,958,707
Total liabilities and stockholders’ equity	$113,799,864	$108,230,657

AMBER ROAD, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue:
Subscription	$12,126,795	$11,441,819	$34,172,867	$32,582,297
Professional services	5,209,392	4,981,001	15,734,841	14,638,476
Total revenue	17,336,187	16,422,820	49,907,708	47,220,773
Cost of revenue (1):
Cost of subscription revenue	5,129,733	3,778,873	14,438,918	10,775,454
Cost of professional services revenue	4,410,948	3,224,945	12,974,332	9,467,835
Total cost of revenue	9,540,681	7,003,818	27,413,250	20,243,289
Gross profit	7,795,506	9,419,002	22,494,458	26,977,484
Operating expenses (1):
Sales and marketing	5,994,557	4,717,795	18,196,448	14,680,287
Research and development	4,288,389	2,492,531	11,900,747	7,060,149
General and administrative	3,543,956	4,249,190	13,005,813	12,301,061
Restricted stock expense	—	—	—	18,683,277
Total operating expenses	13,826,902	11,459,516	43,103,008	52,724,774
Loss from operations	(6,031,396)	(2,040,514)	(20,608,550)	(25,747,290)
Interest income	20,814	1,615	49,160	1,919
Interest expense	(263,133)	(48,546)	(654,760)	(217,440)
Loss before income taxes	(6,273,715)	(2,087,445)	(21,214,150)	(25,962,811)
Income tax expense (benefit)	(10,722)	150,901	217,469	400,450
Net loss	(6,262,993)	(2,238,346)	(21,431,619)	(26,363,261)
Accretion of redeemable convertible preferred stock and puttable common stock	—	—	—	(2,416,505)
Net loss attributable to common stockholders	$(6,262,993)	$(2,238,346)	$(21,431,619)	$(28,779,766)

Net loss per common share:
Basic and diluted	$(0.24)	$(0.09)	$(0.82)	$(1.52)

Weighted-average common shares outstanding:
Basic and diluted	26,204,955	25,299,109	26,082,227	18,962,601

(1) Includes stock-based compensation as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cost of subscription revenue	$271,603	$113,555	$659,959	$149,068
Cost of professional services revenue	163,527	82,672	435,669	94,746
Sales and marketing	302,850	125,171	698,418	167,208
Research and development	368,035	185,660	861,238	245,506
General and administrative	982,317	482,280	2,998,769	672,134
	$2,088,332	$989,338	$5,654,053	$1,328,662

AMBER ROAD, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(21,431,619)	$(26,363,261)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,077,246	3,616,780
Bad debt expense	78,761	20,953
Stock-based compensation	5,654,053	1,328,662
Loss on asset impairment	—	11,964
Restricted stock non-cash compensation	—	18,683,277
Compensation related to puttable common stock	41,073	41,073
Acquisition related deferred compensation	662,613	—
Changes in fair value of contingent consideration liability	(1,059,441)	122,826
Change in fair value of warrant liability	—	1,244,635
Amortization of debt financing costs and accretion of debt discount	38,492	39,905
Changes in operating assets and liabilities:
Accounts receivable	3,720,875	(1,736,510)
Unbilled receivables	(340,675)	(115,333)
Prepaid expenses and other assets	(221,433)	(458,465)
Accounts payable	(872,574)	(818,796)
Accrued expenses	(2,537,302)	(973,538)
Other liabilities	(228,893)	(66,863)
Deferred revenue	665,631	(3,679,116)
Net cash used in operating activities	(10,753,193)	(9,101,807)
Cash flows from investing activities:
Capital expenditures	(930,688)	(641,197)
Addition of capitalized software development costs	(1,525,903)	(1,529,459)
Addition of intangible assets	(275,000)	—
Acquisition, net of cash acquired of $1,569,867	(25,717,139)	—
Cash received (paid) for deposits	(37,878)	116,828
Decrease in restricted cash	112,815	56,409
Net cash used in investing activities	(28,373,793)	(1,997,419)
Cash flows from financing activities:
Payments on revolving line of credit	—	(6,978,525)
Proceeds from term loan	20,000,000	—
Payments on term loan	(250,000)	—
Debt discount and financing costs	(186,582)	—
Repayments on capital lease obligations	(1,118,401)	(860,651)
Proceeds from the exercise of stock options	1,299,427	823,152
Proceeds from the exercise of common stock warrant	—	40,452
Payment of offering costs	—	(4,266,455)
Proceeds from initial public offering, net of underwriting discounts and commissions	—	57,824,899
Net cash provided by financing activities	19,744,444	46,582,872
Effect of exchange rate on cash and cash equivalents	(241,724)	(58,451)
Net (decrease) increase in cash and cash equivalents	(19,624,266)	35,425,195
Cash and cash equivalents at beginning of period	41,242,200	5,147,735
Cash and cash equivalents at end of period	$21,617,934	$40,572,930

Reconciliation of Net Loss to Adjusted EBITDA (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net loss	$(6,262,993)	$(2,238,346)	$(21,431,619)	$(26,363,261)
Depreciation and amortization expense	1,818,477	1,271,360	5,077,246	3,616,780
Interest expense	263,133	48,546	654,760	217,440
Interest income	(20,814)	(1,615)	(49,160)	(1,919)
Income tax expense (benefit)	(10,722)	150,901	217,469	400,450
EBITDA	(4,212,919)	(769,154)	(15,531,304)	(22,130,510)
Stock-based compensation	2,088,332	989,338	5,654,053	1,328,662
Restricted stock expense	—	—	—	18,683,277
Compensation expense related to loan forgiveness	—	—	—	927,093
Puttable stock compensation	13,691	13,691	41,073	41,073
Change in fair value of contingent consideration liability	(772,000)	25,403	(1,059,441)	122,826
Warrant expense	—	—	—	1,244,635
Severance costs	—	1,121,285	—	1,121,285
Purchase accounting deferred revenue adjustment	447,531	—	1,220,624	—
Acquisition compensation costs	118,169	—	662,613	—
Acquisition related costs	97,500	—	1,245,721	—
Adjusted EBITDA	$(2,219,696)	$1,380,563	$(7,766,661)	$1,338,341

Reconciliation of GAAP Total Revenue to Non-GAAP Total Revenue (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Total revenue	$17,336,187	$16,422,820	$49,907,708	$47,220,773
Purchase accounting deferred revenue adjustment	447,531	—	1,220,624	—
Non-GAAP total revenue	$17,783,718	$16,422,820	$51,128,332	$47,220,773

Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net loss	$(6,262,993)	$(2,238,346)	$(21,431,619)	$(26,363,261)
Stock-based compensation	2,088,332	989,338	5,654,053	1,328,662
Restricted stock expense	—	—	—	18,683,277
Compensation expense related to loan forgiveness	—	—	—	927,093
Puttable stock compensation	13,691	13,691	41,073	41,073
Change in fair value of contingent consideration liability	(772,000)	25,403	(1,059,441)	122,826
Warrant expense	—	—	—	1,244,635
Severance costs	—	1,121,285	—	1,121,285
Purchase accounting deferred revenue adjustment	447,531	—	1,220,624	—
Acquisition compensation costs	118,169	—	662,613	—
Acquisition related costs	97,500	—	1,245,721	—
Non-GAAP adjusted net loss	$(4,269,770)	$(88,629)	$(13,666,976)	$(2,894,410)

Adjusted non-GAAP net loss per common share:
Basic and diluted	$(0.16)	$0.00	$(0.52)	$(0.12)

Weighted-average common shares outstanding:
GAAP weighted average number of common shares outstanding - basic and diluted	26,204,955	25,299,109	26,082,227	18,962,601
Additional weighted average shares giving effect to initial public offering and conversion of preferred stock at the beginning of the period	—	—		6,199,958
Non-GAAP weighted average number of common shares outstanding - basic and diluted	26,204,955	25,299,109	26,082,227	25,162,559

Reconciliation of Loss from Operations to Non-GAAP Adjusted (Loss) Income from Operations (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Loss from operations	$(6,031,396)	$(2,040,514)	$(20,608,550)	$(25,747,290)
Stock-based compensation	2,088,332	989,338	5,654,053	1,328,662
Restricted stock expense	—	—	—	18,683,277
Compensation expense related to loan forgiveness	—	—	—	927,093
Puttable stock compensation	13,691	13,691	41,073	41,073
Change in fair value of contingent consideration liability	(772,000)	25,403	(1,059,441)	122,826
Warrant expense	—	—	—	1,244,635
Severance costs	—	1,121,285	—	1,121,285
Purchase accounting deferred revenue adjustment	447,531	—	1,220,624	—
Acquisition compensation costs	118,169	—	662,613	—
Acquisition related costs	97,500	—	1,245,721	—
Non-GAAP adjusted (loss) income from operations	$(4,038,173)	$109,203	$(12,843,907)	$(2,278,439)

CONTACT:
Media Contact
Amber Road
Kathleen Hickey, +1 202-607-7553
KathleenHickey@AmberRoad.com
or
Investor Relations Contact
ICR
Staci Mortenson, 201-806-3663
InvestorRelations@AmberRoad.com
or
Amber Road Contacts
(US & Canada)
Annika Helmrich, +1 201-806-3656
AnnikaHelmrich@AmberRoad.com
or
(Europe & Asia)
Martijn van Gils, +31 858769534
MartijnvanGils@AmberRoad.com